UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 17, 2009 (March 13, 2009)
Date of report (Date of earliest event reported)

FIRST PLACE FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-25049	34-1880130
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

185 E. Market Street, Warren, OH  44481
(Address of principal executive offices)

(330) 373-1221
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a material definitive agreement

On March 13, 2009, as part of the Capital Purchase Program established by the U.S. Department of the Treasury (Treasury) under the Emergency Economic Stabilization Act of 2008 (EESA), First Place Financial Corp. (Company) entered into a Letter Agreement, which incorporates by reference the Securities Purchase Agreement – Standard Terms (Purchase Agreement), with the Treasury, pursuant to which the Company issued and sold to the Treasury for an aggregate purchase price of $72,927,000 in cash (i) 72,927 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (Preferred Stock) and (ii) a warrant (Warrant) to purchase 3,670,822 shares of the Company’s common stock, par value $0.01 per share (Common Stock), exercisable at an initial price of $2.98 per share.  The description of the Purchase Agreement contained or incorporated herein is a summary and is qualified in its entirety by reference to the full text of the Purchase Agreement attached as Exhibit 10.1 hereto, which is incorporated herein by reference.  In addition, on March 13, 2009, the Company entered into a letter agreement with the Treasury (ARRA Letter Agreement) confirming the applicability of the provisions of the American Recovery and Reinvestment Act of 2009 (ARRA) to the Company.  A copy of the ARRA Letter Agreement is attached as Exhibit 10.2 hereto and incorporated herein by reference.

The Preferred Stock will qualify as Tier 1 capital and will pay cumulative dividends at a rate of 5% per annum for the first five years, and 9% per annum thereafter.  The Company may not redeem the Preferred Stock during the first three years following the investment by the Treasury, except with the proceeds from a “Qualified Equity Offering” (as defined in the Certificate of Designations described in Item 5.03 and attached as Exhibit 3.1 hereto) and subject to regulatory approval.  After three years, the Company may, at its option, redeem the Preferred Stock, in whole or in part, at its liquidation preference plus accrued and unpaid dividends with regulatory approval. However, pursuant to the terms of ARRA and the ARRA Letter Agreement between the Company and the Treasury, the Company may, upon consultation with its primary federal regulator, repay the amount received for the Preferred Stock from the Treasury at any time, without regard to whether the Company has replaced such funds from any source or to any waiting period.  Upon repayment of the amount received for the Preferred Stock, the Treasury will also liquidate the associated Warrant in accordance with ARRA and any rules and regulations thereunder.  The Preferred Stock is generally non-voting.  The description of the Preferred Stock contained herein is a summary and is qualified in its entirety by reference to the full text of the Certificate of Designations and the Certificate of Amendment of Certificate of Designations, which are attached as Exhibits 3.1 and 3.2 hereto and incorporated herein by reference.

The Warrant has a 10-year term and is immediately exercisable upon its issuance, with an initial per share exercise price of $2.98.  The Warrant provides for the adjustment of the exercise price and the number of shares of Common Stock issuable upon exercise pursuant to customary anti-dilution provisions, such as upon stock splits or distributions of securities or other assets to holders of Common Stock, and upon certain issuances of Common Stock at or below a specified price relative to the initial exercise price.  If the Company receives aggregate gross cash proceeds of not less than $72,927,000 from Qualified Equity Offerings on or prior to December 31, 2009, the number of shares of Common Stock issuable pursuant to the Treasury’s exercise of the Warrant will be reduced by one half of the original number of shares of Common Stock, taking into account all adjustments, underlying the Warrant.  Pursuant to the Purchase Agreement, the Treasury has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant.  During the term of the Warrant, if at any time the shares of Common Stock of the Company are not listed or admitted to trading on a national securities exchange (other than in connection with certain business combinations), the Treasury may cause the Company to exchange all or a portion of the Warrant for another economic interest of the Company (determined by the Treasury in consultation with the Company) classified as permanent equity under U.S. GAAP with an equivalent fair market value.  The description of the Warrant contained herein is a summary and is qualified in its entirety by reference to the full text of the Warrant, which is attached as Exhibit 4.2 hereto and incorporated herein by reference.

The Company has agreed to register the Preferred Stock, the Warrant, the shares of Common Stock underlying the Warrant (Warrant Shares) as soon as practicable after the date of the issuance of the Preferred Stock and the Warrant.  None of the Preferred Stock, the Warrant or the Warrant Shares will be subject to any contractual restrictions on transfer, except that Treasury may only transfer or exercise an aggregate of one-half of the Warrant or the Warrant Shares, as applicable, prior to December 31, 2009 unless the Company has received gross proceeds from Qualified Equity Offerings that are at least equal to the $72,927,000 received from Treasury.

In the Purchase Agreement, the Company agreed that, until such time as the Treasury ceases to own any debt or equity securities of the Company acquired pursuant to the Purchase Agreement, the Company will take all necessary action to ensure that its benefit plans with respect to its senior or named executive officers comply with Section 111(b) of  EESA as implemented by any guidance or regulation under the EESA that has been issued and is in effect as of the date of issuance of the Preferred Stock and the Warrant, and has agreed to not adopt any benefit plans with respect to, or which covers, its senior or named executive officers that do not comply with the EESA.  The applicable executives have consented to and executed waivers related to the foregoing as required by the terms of the Purchase Agreement.

Item 3.02  Unregistered sales of equity securities

The information set forth under Item 1.01 is incorporated by reference into this Item 3.02.

The issuance and sale of the Preferred Stock and the Warrant is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.  The Company has not engaged in general solicitation or advertising with regard to the issuance and sale of such securities and has not offered securities to the public in connection with this issuance and sale.

Item 3.03  Material modification to rights of security holders

Prior to March 13, 2012, and unless the Company has redeemed the Preferred Stock or the Treasury has transferred the Preferred Stock to a third party, the consent of the Treasury will be required for the Company to (i) increase its common stock dividend above $0.085 per share per quarter or (ii) repurchase shares of its common stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain other circumstances specified in the Purchase Agreement.  Furthermore, in connection with an agreement entered into between the Company and the Office of Thrift Supervision (OTS), the Company’s primary regulator, the Company will not pay future dividends on its Common Stock without prior consent by the OTS as further described in Item 8.01 below.

In addition, pursuant to the Certificate of Designations, as amended, described in Item 5.03 below, the ability of the Company to declare or pay dividends or distributions on, or repurchase, redeem or otherwise acquire for consideration, shares of its Common Stock or other equity or capital securities will be subject to restrictions in the event that the Company fails to declare and pay full dividends on its Preferred Stock.

Item 5.02  Departure of directors or certain officers; election of directors; appointment of certain officers; compensatory arrangements of certain officers

In connection with the events described above under Item 1.01, which is incorporated herein by reference, each of the Company’s Senior Executive Officers (SEOs) executed amendments to compensation arrangements in order to comply with the executive compensation and corporate governance requirements of Section 111 of the EESA, as may be amended from time to time. Disclosure concerning the amendments to the SEO compensation arrangements has been previously made on the Current Report on Form 8-K that was filed with the Securities and Exchange Commission on March 12, 2009.  Additionally, on March 13, 2009, the Company entered into the ARRA Letter Agreement with the Treasury confirming the applicability of the executive compensation provisions of the ARRA to the Company.  A copy of the ARRA Letter Agreement is attached as Exhibit 10.2 hereto, and is incorporated herein by reference.

Item 5.03  Amendment to Articles of Incorporation or bylaws; change in fiscal year

The Company has filed a Certificate of Designations and a Certificate of Amendment of Certificate of Designations with the Secretary of State of the State of Delaware for the purpose of amending its Certificate of Incorporation, as amended, to fix the designations, preferences, limitations and relative rights of the Preferred Stock.  The Preferred Stock has a liquidation preference of $1,000 per share.  The Certificate of Designations and Certificate of Amendment of Certificate of Designations are attached as Exhibit 3.1 and 3.2 respectively hereto and are incorporated herein by reference.

Item 8.01  Other Events

On March 17, 2009, in connection with its response to the annual examination by the OTS, the Board of Directors of the Company agreed to certain restrictions with regard to holding company activities as outlined in the agreement with the OTS.  Specifically, under the terms of the agreement, the Company is required to obtain OTS written consent prior to any action to: (i) incurring, issuing, renewing, or rolling over any debt, increasing any current lines of credit, or guaranteeing the debt of any entity; or (ii) declaring or paying any dividends or making any other capital distribution, or repurchasing or redeeming any capital stock.  These restrictions will remain in effect until such time as the OTS modifies, terminates, or otherwise suspends the restrictions.

Item 9.01 Financial statements and exhibits

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description

3.1	Certificate of Designations for the Preferred Stock

3.2	Certificate of Amendment of Certificate of Designations for the Preferred Stock

4.1	Form of Certificate for the Preferred Stock

4.2	Warrant for Purchase of Shares of Common Stock

10.1	Letter Agreement, dated March 13, 2009, between the Company and United States Department of the Treasury

10.2	ARRA Letter Agreement, dated March 13, 2009, between the Company and the United States Department of the Treasury

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PLACE FINANCIAL CORP.

Date: March 17, 2009	By:	/s/ David W. Gifford
David W. Gifford Chief Financial Officer

Exhibit Index

Exhibit No.	Description

3.1	Certificate of Designations for the Preferred Stock

3.2	Certificate of Amendment of Certificate of Designations for the Preferred Stock

4.1	Form of Certificate for the Preferred Stock

4.2	Warrant for Purchase of Shares of Common Stock

10.1	Letter Agreement, dated March 13, 2009, between the Company and United States Department of the Treasury

10.2	ARRA Letter Agreement, dated March 13, 2009, between the Company and the United States Department of the Treasury